                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                       GILEAD SCIENCES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             GILEAD SCIENCES, INC.
                               333 LAKESIDE DRIVE
                         FOSTER CITY, CALIFORNIA 94404
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001
                            ------------------------

TO THE STOCKHOLDERS OF GILEAD SCIENCES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Gilead Sciences, Inc., a Delaware Corporation (the "Company"), will be held on Thursday, May 24, 2001, at 10:00 a.m. local time at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California for the following purposes:

    1. To elect six directors to serve for the next year and until their successors are elected.

    2. To approve an amendment to the Company's 1991 Stock Option Plan to increase the total number of shares of Common Stock authorized for issuance under the plan from 21,500,000 to 23,500,000.

    3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 9, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors,

                                          /s/ Mark L. Perry
                                          Mark L. Perry
                                          SECRETARY

Foster City, CA
April 11, 2001

--------------------------------------------------------------------------------
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                             GILEAD SCIENCES, INC.
                               333 LAKESIDE DRIVE
                         FOSTER CITY, CALIFORNIA 94404

                                ----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 2001
                 INFORMATION CONCERNING SOLICITATION AND VOTING

                             ---------------------

GENERAL

    The enclosed proxy is solicited on behalf on the Board of Directors (the "Board") of Gilead Sciences, Inc., a Delaware corporation (the "Company" or "Gilead"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001 at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at such date at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other employees of the Company, or at the Company's request, by D.F. King & Co., a professional proxy solicitor. No additional compensation will be paid to directors, officers or other employees for such services, but D.F. King & Co. will be paid its customary fee, estimated to be $5,000, for its solicitation services.

    The Company intends to mail this Proxy Statement and the accompanying proxy card on or about April 19, 2001 to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDER PROPOSALS

    Pursuant to the Company's bylaws, a stockholder proposal or a nomination for director intended to be presented at the Company's 2002 Annual Meeting of Stockholders has to be received by the Company no later than December 23, 2001 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholder proposals received after December 23, 2001 will not be included in the proxy or proxy statement, but will be considered at the Annual Meeting if they are received by the Company between January 24, 2002 and February 23, 2002.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on April 9, 2001 will be entitled to notice of and to vote at the Annual Meeting. Each holder of record of Common Stock on such date will be entitled to one vote for each share of Common Stock held on all matters to be voted upon at the Annual Meeting. At the close of business on April 9, 2001, the Company had outstanding and entitled to vote 94,540,090 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a particular matter has been approved.

    All references to Common Stock share amounts and per share data in this proxy statement have been restated to reflect a two-for-one stock split effected in the form of a stock dividend to the stockholders of record as of February 2, 2001 and completed February 22, 2001.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Gilead at Gilead's principal executive office, 333 Lakeside Drive, Foster City, California 94404, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    Seven Board positions are presently authorized by resolution of the Board of Directors. However, because only six directors have been nominated, only six directors are being voted on at this Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each director to be elected will hold office until the next Annual Meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. The six nominees listed below are currently directors of the Company. Messrs. Berg, Davignon, Denny, Martin, Moore and Shultz were elected by the stockholders. Donald H. Rumsfeld resigned from the Board in January 2001 to become Secretary of Defense of the United States of America.

    Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

NOMINEES

    The names of the nominees in alphabetical order and certain information about them as of April 9, 2001, are set forth below:

NAME                                                     AGE      POSITION WITH GILEAD/PRINCIPAL OCCUPATION
----                                                   --------   -----------------------------------------
Paul Berg(1).........................................     74      Cahill Professor, Department of
                                                                  Biochemistry, Stanford University School
                                                                  of Medicine

Etienne F. Davignon..................................     68      Chairman, Societe Generale de Belgique

James M. Denny(1)(2).................................     68      Chairman of the Board of Directors of
                                                                  Gilead and Senior Advisor, William Blair
                                                                  Capital Partners LLC

John C. Martin.......................................     49      President and Chief Executive Officer of
                                                                  Gilead

Gordon E. Moore(1)(2)................................     72      Chairman Emeritus, Intel Corporation

George P. Shultz(2)..................................     80      Distinguished Fellow, Hoover Institution,
                                                                  Stanford University

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    Dr. Berg joined the Company's Board of Directors in April 1998. Dr. Berg is currently Cahill Professor in Cancer Research in the Department of Biochemistry at Stanford University School of Medicine where he has been on the faculty since 1959. He has served as Director of the Stanford University Beckman Center for Molecular and Genetic Medicine since its founding in 1985. Dr. Berg is a director of Affymetrix, Inc. and Transgene, Inc. He is the founder of and a scientific advisor to Schering-Plough's DNAX Research Institute. Dr. Berg received the Nobel Prize for Chemistry in 1980.

    Mr. Davignon joined the Company's Board of Directors in September 1990. He has served as the Chairman of Societe Generale de Belgique, a diversified financial and industrial company, since 1988. Mr. Davignon served as the European Community's Commissioner for Industry and International Markets from 1977 to 1981 and as the European Community's Vice President for Research, Industry and Energy Policies from 1981 to 1984. Mr. Davignon is a director of BASF, Compagnie de Suez, Pechiney and a number of other European companies.

    Mr. Denny joined the Company's Board of Directors in January 1996. In January 2001, Mr. Denny was elected Chairman of the Company's Board of Directors upon the resignation of Mr. Rumsfeld. Mr. Denny is a Senior Advisor to William Blair Capital Partners LLC, a private equity fund manager. Mr. Denny is a retired Vice Chairman of Sears, Roebuck & Co. Previously, he served as Executive Vice President and Chief Financial and Planning Officer of G.D. Searle & Co., as well as Chairman of Pearle Health Services, Inc., a Searle-affiliated company. He is a director of Allstate Corporation, GATX Corporation and ChoicePoint, Inc.

    Dr. Martin joined the Company's Board of Directors in April 1996 when he was appointed the Company's President and Chief Executive Officer. He joined the Company in October 1990 as Vice President for Research and Development. From 1984 to 1990 he was employed at Bristol-Myers Squibb, a pharmaceutical company, where he was Director of Antiviral Chemistry. Dr. Martin was with Syntex Corporation from 1978 to 1984. Dr. Martin is the co-inventor of ganciclovir, a pharmaceutical developed by Syntex and marketed for the treatment of cytomegalovirus infection. Dr. Martin received his Ph.D. in organic chemistry from the University of Chicago.

    Dr. Moore joined the Company's Board of Directors in January 1996, and served as a member of the Company's Business Advisory Board from July 1991 until January 1996. Dr. Moore is a co-founder and Chairman Emeritus of Intel Corporation, where he previously served as Chairman, President and Chief Executive Officer. He also served as Director of Research and Development for the Fairchild Semiconductor Division of Fairchild Camera and Instrument Corporation. Dr. Moore is Chairman of the Board of Trustees at the California Institute of Technology. He received the National Medal of Technology in 1990.

    Dr. Shultz joined the Company's Board of Directors in January 1996.
Dr. Shultz currently serves as a Distinguished Fellow at the Hoover Institution and as a director of the Bechtel Group, Inc., the Fremont Group, Inc., Charles Schwab, Inc. and UNext.com. Dr. Shultz serves as Chairman of J.P. Morgan
Chase & Co.'s International Advisory Committee and he also acts as Chairman of the Advisory Board of InfrastructureWorld.com. Dr. Shultz served as U.S. Secretary of State from 1982 to 1989 and earlier served as Secretary of Labor, Director of the Office of Management and Budget, and Secretary of the Treasury. Previously, he served as Dean of the Graduate School of Business at the University of Chicago and as President of the Bechtel Group, Inc. In 1989,
Dr. Shultz was awarded the Medal of Freedom, the nation's highest civilian honor.

BOARD COMMITTEES AND MEETINGS

    During 2000, the Board of Directors held five meetings and acted by unanimous written consent once. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; oversees the independence of the independent auditors; evaluates the independent auditors' performance; and receives and considers the independent auditors' comments as to controls, adequacy of staff, management performance and procedures in connection with audit and financial controls. The Audit Committee, which during 2000 was comprised of Messrs. Denny (Chairman), Moore and Shultz, met three times during such period. All three members of the Audit Committee meet The Nasdaq requirements as to independence. In April 2000, the Board of Directors adopted the Audit Committee Charter, which is attached as Exhibit A.

    The Compensation Committee makes recommendations and, with respect to executive officers, determinations concerning salaries and incentive compensation; awards stock options to employees and consultants under the Company's stock option plans; and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which during 2000 was comprised of Messrs. Moore (Chairman), Berg and Denny, met three times during such period.

    During 2000, each director attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served.

EXECUTIVE OFFICERS

    The names of Gilead's executive officers who are not also directors of Gilead and certain information about each of them are set forth below:

    Norbert W. Bischofberger, age 45, is the Company's Executive Vice President, Research and Development. Dr. Bischofberger joined Gilead in 1990 as Director of Organic Chemistry, became Vice President of Organic Chemistry in February 1993 and was named Vice President of Research in August 1995. Dr. Bischofberger was appointed Senior Vice President, Research in January 1998, at which time he became an executive officer. Dr. Bischofberger was named Senior Vice President, Research and Development in January 2000. He was promoted to Executive Vice President, Research and Development in November 2000. Prior to joining the Company, Dr. Bischofberger worked in research at Genentech, Inc. from 1986 to 1990, most recently as Manager of DNA Synthesis. He received his B.S. in Chemistry at the University of Innsbruck in Austria, and his Ph.D. in Organic Chemistry at the Eidgennossische Technische Hochschule (ETH) in Zurich, Switzerland.

    Crispin G.S. Eley, age 43, is the Company's Senior Vice President, Pharmaceutical Operations. Dr. Eley served in numerous positions with the Vestar organization, including: Senior Research Scientist from 1985 to 1988; Director, Chemistry Research from 1988 to 1989; Director, Chemistry from 1989 to 1992; and Senior Director, Product Development from 1992 to 1993. In March 1993, Dr. Eley was promoted to Vice President of Product Development at Vestar and subsequently to Vice President, Pharmaceutical Operations at NeXstar Pharmaceuticals ("NeXstar"). In July 1999, after the merger between Gilead and NeXstar,
Dr. Eley became Gilead's Vice President, Pharmaceutical Operations. Dr. Eley became an executive officer of the Company when he was promoted to Senior Vice President, Pharmaceutical Operations in November 2000. Dr. Eley has a B.A. in Chemistry and a D.Phil. in Chemistry from Oxford University.

    Michael K. Inouye, age 45, is the Company's Senior Vice President, Sales and Marketing. Mr. Inouye joined Gilead in 1995 as Vice President, Sales and Marketing. He became an executive officer when he was promoted to Senior Vice President, Sales and Marketing in November 2000. Prior to joining Gilead,
Mr. Inouye was Vice President, Sales and Marketing at InSite Vision from 1994 to 1995. From 1980 to 1994, Mr. Inouye was with Merck and Co., Inc. where he held various sales and marketing management positions, including Senior Director, Marketing Planning and Senior Region Director, Field Sales. He has a B.S. in Food Science and Technology from the University of California, Davis and an MBA from California Polytechnic University in Pomona.

    William A. Lee, age 45, is the Company's Senior Vice President, Research and Product Development. Dr. Lee joined Gilead as Director of Pharmaceutical Product Development in August 1991, became Vice President, Pharmaceutical Product Development in January 1995 and in February 2000 was promoted to Vice President, Research and Pharmaceutical Development. Dr. Lee became an executive officer when he was promoted to Senior Vice President, Research and Product Development in November 2000. Prior to joining Gilead, Dr. Lee was Department Head of Drug Delivery and Formulation at California Biotechnology, Inc. from 1986 to 1991. From 1985 to 1986 Dr. Lee was a research scientist at Syntex Corporation. He received his Ph.D. in Physical Organic Chemistry from the University of California at San Diego and did postdoctoral work at the Ecole Polytech Federal Lausanne and the University of California at Santa Barbara.

    Nicole M. Onetto, age 48, is the Company's Senior Vice President, Medical Affairs. Dr. Onetto previously held the position of Vice President, Medical Affairs for NeXstar Pharmaceuticals. In July 1999, after the merger between Gilead and NeXstar, Dr. Onetto became Gilead's Vice President, Medical Affairs. Dr. Onetto became an executive officer of the Company when she was promoted to Senior Vice President, Medical Affairs in November 2000. Prior to joining NeXstar, she served as Senior Director, Medical Affairs for the Oncology Division-Europe of Bristol-Myers Squibb from 1991 to 1995. From 1990 to 1991, Dr. Onetto worked in clinical research positions at Immunex Corporation, and from 1989 to 1990 she was employed by Hoechst Canada, Inc. Dr. Onetto received her B.A. degree from the Academy of Paris, her M.D. from the University of Paris V with a specialization in pediatrics and hematology and an M.Sc. in Pharmacology from the University of Montreal.

    Mark L. Perry, age 45, is the Company's Executive Vice President, Operations. Mr. Perry joined Gilead in July 1994 as Vice President and General Counsel and became Chief Financial Officer in May 1996. Mr. Perry was appointed Senior Vice President, Chief Financial Officer and General Counsel in
January 1998 and served in that capacity until he was appointed Senior Vice President, Operations in February 2000. Mr. Perry was promoted to Executive Vice President, Operations in November 2000. He has also served as Corporate Secretary since May 1994. From 1981 to 1994,

Mr. Perry was with Cooley Godward LLP in San Francisco and Palo Alto, California. Cooley Godward serves as Gilead's primary outside counsel.
Mr. Perry was an associate with Cooley Godward from 1981 to 1987, and a partner from 1987 to 1994. Mr. Perry received his J.D. from the University of California, Davis and is a member of the California bar.

    Sharon Surrey-Barbari, age 46, is the Company's Vice President and Chief Financial Officer. Ms. Surrey-Barbari joined Gilead in January 1998 as Director of Finance. In January 1999 she became Vice President of Finance and served in that capacity until she was promoted to Vice President and Chief Financial Officer in February 2000. From 1996 to 1998, Ms. Surrey-Barbari was with Foote, Cone & Belding HealthCare as Vice President, Strategic Planning. From 1972 to 1995, she was employed by Syntex Corporation, where she held various management positions in corporate finance, financial planning, marketing and commercial planning. Her most recent position at Syntex was as Director of Commercial Planning. Ms. Surrey-Barbari received her B.S. in Accounting from San Jose State University, California.

                                   PROPOSAL 2

                 APPROVAL OF THE AMENDED 1991 STOCK OPTION PLAN

    In November 1991, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1991 Stock Option Plan ("1991 Plan"). In January 2001, the Board adopted an amendment of the 1991 Plan subject to stockholder approval, ("Restated 1991 Plan") and reserved an additional 2,000,000 shares of Common Stock for issuance under the Restated 1991 Plan, bringing the total shares authorized for issuance thereunder to 23,500,000. The Board adopted this amendment to enable the Company to continue to grant stock options to employees at levels that the Board and the Compensation Committee deem to be appropriate. The Board intends to increase the shares available under the Restated 1991 Plan on an annual basis in amounts approximating the number of shares required for the options the Company anticipates granting over the subsequent year.

    As of February 28, 2001, options (net of canceled or expired options) covering an aggregate of 17,084,214 shares of Common Stock had been granted under the Restated 1991 Plan, and 4,415,786 shares (plus any shares that might in the future be returned as a result of the cancellation or expiration of options) remained available for future grant under the Restated 1991 Plan. During 2000, under the 1991 Plan, the Company granted the following:

    - options to purchase 389,000 shares at exercise prices ranging from $28.31 to $47.03 per share to all current executive officers, as a group;

    - options to purchase 2,554,550 shares at exercise prices ranging from $23.41 to $49.38 per share to all employees, other than executive officers, as a group; and

    - no options to current directors who are not officers.

    For information regarding stock option grants to the Company's Chief Executive Officer and its four other most highly compensated executive officers for the year ended December 31, 2000 (the "Named Executive Officers"), see "Executive Compensation--Stock Option Grants and Exercises."

    Stockholders are requested in this proposal to approve the amendment of the 1991 Plan as the Restated 1991 Plan in the form attached hereto as Exhibit B. This amendment involves reserving for issuance an additional 2,000,000 shares of Common Stock. If the stockholders fail to approve this Proposal, the 1991 Plan will continue in the form prior to the amendment.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Restated 1991 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                  THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

    The essential features of the Restated 1991 Plan are outlined below:

GENERAL

    The Restated 1991 Plan provides for the grant of both incentive stock options and nonstatutory stock options. Incentive stock options granted under the Restated 1991 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Nonstatutory stock options granted under the Restated 1991 Plan are intended not to qualify as incentive stock options under the Internal Revenue Code. See "Federal Income Tax Information" for a discussion of the tax treatment of the options included in the Restated 1991 Plan.

PURPOSE

    The Restated 1991 Plan was adopted to provide a means:

    - by which selected directors and employees of, and consultants to, the Company and its affiliates could be given an opportunity to acquire stock in the Company;

    - to secure and retain the services of persons capable of filling such positions;

    - to assist in retaining the services of employees holding key positions;
      and

    - to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

ADMINISTRATION

    The Board administers the Restated 1991 Plan unless and until the Board delegates administration to a committee. Under the Restated 1991 Plan, the committee may consist of one or more non-employee members of the Board.

    The Board has delegated administration of the Restated 1991 Plan to the Compensation Committee of the Board. In this proposal, the "Board" refers to the Compensation Committee as well as to the Board. In connection with the administration of the Restated 1991 Plan, the Compensation Committee generally has the powers possessed by the Board. However, the Compensation Committee's powers may be restricted by resolutions adopted by the Board, from time to time, so long as the resolutions are not inconsistent with the provisions of the Restated 1991 Plan.

    The Board or the Compensation Committee may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended, and/or who are either:

    - not then employees covered by Section 162(m) of the Internal Revenue Code and are not expected to be covered by Section 162(m) of the Internal Revenue Code at the time of recognition of income resulting from such option; or

    - not persons with respect to whom the Company wishes to avoid the application of Section 162(m) of the Internal Revenue Code.

    The Board may abolish such committee at any time and return the administration of the Restated 1991 Plan to the Board.

    The Board, or a committee as the case may be, generally has the power to construe and interpret the Restated 1991 Plan. In addition, subject to the provisions of the Restated 1991 Plan, the Board has the power to determine the following:

    - the persons to whom and the dates on which options will be granted;

    - what type of option will be granted;

    - the number of shares to be subject to each option;

    - the time or times during the term of each option within which all or a portion of the option may be exercised;

    - the exercise price;

    - the type of consideration; and

    - other terms of the option.

SHARES SUBJECT TO THE RESTATED 1991 PLAN

    The Common Stock that may be sold pursuant to options under the Restated 1991 Plan shall not exceed in the aggregate 23,500,000 shares of Common Stock. If any option expires or terminates, in whole or in part, without having been exercised in full, the stock not purchased under such option will become available again for issuance under the Restated 1991 Plan.

ELIGIBILITY

    Incentive stock options may be granted only to employees. Nonstatutory stock options may be granted to employees, directors or consultants of both the Company and its affiliates. As of February 28, 2001, approximately 824 employees were eligible to participate in the Restated 1991 Plan.

    Generally, a person who owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate of the Company will not be eligible for the grant of an incentive stock option. However, such 10% stockholder may be granted an incentive stock option if:
(1) the exercise price of the option is at least 110% of the fair market value of the Common Stock subject to the option on the option's date of grant; and
(2) the term of the option does not exceed 5 years from the date of grant. No person is eligible to be granted options covering more than 1,000,000 shares of Common Stock in any calendar year.

TERM AND TERMINATION

    No option is exercisable after the expiration of 10 years from the date it was granted.

    In the event that an optionee's continuous service to the Company or its affiliates is terminated, the optionee's ability to exercise his or her option is restricted. In such a case, the optionee may exercise his or her option, to the extent that he or she was entitled to exercise it at the time of termination, but only within the earlier of (1) the period of time after the termination of the optionee's continuous service specified in the option agreement or (2) the expiration of the term of the option as specified in the option agreement. In the case of an incentive stock option, such period of time may not exceed 90 days from the date of termination except in the event of death or disability.

    In the event an optionee's continuous service to the Company or its affiliates terminates as a result of the optionee's death or disability, the ability of the optionee or such optionee's estate, heirs or beneficiaries to exercise his or her option is restricted. In such a case, the option may be exercised, but only within the period ending on the earlier of (1) twelve months following such termination or such longer or shorter period as specified in the option agreement or (2) the expiration of the term of the option as specified in the option agreement.

    The option term generally is not extended in the event that exercise of the option within these periods is prohibited. An optionee's option agreement may provide that if the exercise of the option following the termination of the optionee's service would result in liability under Section 16(b) of the Securities Exchange Act of 1934, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). An optionee's option agreement also may provide that if the exercise of the option following the termination of the optionee's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or
(ii) three months after the termination of the optionee's service during which the exercise of the option would not be in violation of such registration requirements.

EXERCISE PRICE

    The exercise price of each incentive stock option and each nonstatutory stock option granted under the Restated 1991 Plan will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by
Section 162(m) of the Code. See "Federal Income Tax Information." Under the Code, the exercise price of nonstatutory options may not be less than 85% of the fair market value of the Company's Common Stock on the date of grant, and in some cases (see "Eligibility" above) may not be less than 110% of such fair market value.

    As of February 28, 2001, the closing price of the Company's Common Stock as reported by The Nasdaq Stock Market was $37.375. The Company is prohibited from repricing outstanding options granted under the Restated 1991 Plan without the consent of its stockholders.

PAYMENT OF EXERCISE PRICE

    The option's exercise price is paid either:

    - in cash at the time of exercise or purchase; or

    - if determined by the Board at the time of grant, by (1) deferred payment or other arrangement or (2) in any other form of legal consideration that may be acceptable to the Board, such as by delivery to the Company of other Common Stock of the Company.

    In the case of any deferred payment arrangement, interest will be compounded at least annually. Interest will be charged at the minimum rate of interest necessary to avoid imputed interest for federal tax purposes.

TRANSFERABILITY

    An incentive stock option is not transferable except by will or by the laws of descent and distribution. Moreover, an incentive stock option is exercisable during the lifetime of the person to whom the incentive stock option is granted only by such person. A nonstatutory stock option generally will not be transferable except by will or by the laws of descent and distribution. In addition, an optionee may designate a beneficiary who may exercise his or her option after death.

VESTING

    Options granted under the Restated 1991 Plan may become exercisable in monthly, quarterly or other periodic installments. The option agreement may provide that from time to time during each of such installment periods, the option may become exercisable or vest with respect to some or all of the shares allotted to that period. In addition, it may provide that the option may be exercised with respect to some or all of the shares allotted to such period or any prior period as to which the option became vested but was not fully exercised. The option agreement may also provide that an optionee may exercise an option prior to full vesting, so long as the Company has a repurchase right with respect to any unvested shares.

ADJUSTMENTS UPON CHANGES IN STOCK

    If any change is made in the Common Stock subject to the Restated 1991 Plan, or subject to any option, without receipt of cash or other property by the Company through:

    - merger, consolidation, reorganization, recapitalization;

    - stock dividend, dividend in property other than cash, stock split, liquidating dividend;

or combination of shares, exchange of shares, change in corporate structure or otherwise, the class(es) and maximum number of shares subject to the Restated 1991 Plan, the maximum annual grant of shares under the Restated 1991 Plan and the class(es) and number of shares and price per share of stock subject to outstanding options will be appropriately adjusted.

    In the event of:

    - a dissolution or liquidation of the Company;

    - a sale of all or substantially all of the assets of the Company;

    - a merger or consolidation in which the Company is not the surviving corporation;

    - a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

    - any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged (collectively, a "change in control"),

then, at the discretion of the Board and to the extent permitted by applicable law, either (1) the surviving corporation will assume outstanding options or will substitute similar options for those outstanding under the Restated 1991 Plan, (2) the time during which such options may be exercised will be accelerated and the options terminated if not exercised prior to such event, or
(3) the options will continue in full force and effect.

    If, within one month before or 13 months after the date of a change in control, the continuous service of an optionee terminates due to an involuntary termination (not including death or disability) without "cause" (as such term is defined in the Restated 1991 Plan) or a voluntary termination by the optionee due to a "constructive termination" (as such term is defined in the Restated 1991 Plan), then the vesting and exercisability of all options held by that optionee will be accelerated, or any reacquisition or repurchase rights held by the Company with respect to the option will lapse. However, if such potential acceleration of the vesting and exercisability of options (or lapse of reacquisition or repurchase rights held by the Company with respect to options) would cause a contemplated change in control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent public accountants prior to the change in control, then such acceleration will not occur.

    In the event that such acceleration of the vesting and exercisability of the options (or lapse of reacquisition or repurchase rights held by the Company with respect to options) as described above, when added to the benefits otherwise payable to an optionee, constitute "parachute payments" within the meaning of
Section 280G of the Internal Revenue Code that otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the optionee's benefits will be delivered to such lesser extent that will result in no portion of the benefits being subject to the excise tax.

AMENDMENT OF THE RESTATED 1991 PLAN

    The Board at any time, and from time to time, may amend the Restated 1991 Plan. However, no amendment will be effective unless approved by the stockholders within 12 months before or after the adoption of the amendment, where the amendment will:

    - increase the number of shares reserved for issuance under the Restated 1991 Plan;

    - modify the requirements as to eligibility for participation; or

    - require stockholder approval in order for the Restated 1991 Plan to satisfy the requirements of Section 422 of the Internal Revenue Code, Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any securities exchange requirements.

    The Board may in its sole discretion submit any other amendment to the Restated 1991 Plan for stockholder approval.

TERMINATION OR SUSPENSION OF THE RESTATED 1991 PLAN

    The Board may suspend or terminate the Restated 1991 Plan at any time. Unless sooner terminated, the Restated 1991 Plan will terminate on April 30, 2010. No options may be granted under the Restated 1991 Plan while the Restated 1991 Plan is suspended or after it is terminated.

FEDERAL INCOME TAX INFORMATION

    The following describes the material federal income tax consequences to an optionee and the Company associated with the grant and exercise of options under the Restated 1991 Plan. This discussion does not purport to be complete and does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

INCENTIVE STOCK OPTIONS

    Incentive stock options under the Restated 1991 Plan are intended to be eligible for the favorable federal income tax treatment applicable to "incentive stock options" under the Internal Revenue Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for (1) at least two years from the date on which the option is granted and (2) at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss.

    The disposition of the stock before the expiration of either of these holding periods is generally referred to as a "disqualifying disposition." A disqualifying disposition generally results in the optionee realizing taxable ordinary income equal to the lesser of (1) the excess of the stock's fair market value on the date of exercise over the exercise price, or (2) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss. The capital gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

    Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs. The Company's ability to take this deduction will generally depend upon the satisfaction of the requirement of reasonableness, the provisions of Section 162(m) of the Internal Revenue Code and a tax reporting obligation.

NONSTATUTORY STOCK OPTIONS

    Nonstatutory stock options granted under the Restated 1991 Plan generally have the following federal income tax consequences.

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income. The ordinary income will generally be equal to the excess of the stock's fair market value on the date of exercise over the option exercise price.

    Generally, the Company is required to withhold from regular wages or supplemental wage payments of employees an amount based on any ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Internal Revenue Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee.

    Upon disposition of the stock, the optionee will recognize a capital gain or loss. The capital gain or loss will be equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

POTENTIAL LIMITATION ON THE COMPANY'S DEDUCTIONS

    Section 162(m) of the Internal Revenue Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to options when combined with all other types of compensation received by a covered employee from the Company may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation" are disregarded for purposes of the deduction limitation. Under United States Treasury Regulations, compensation attributable to stock options will qualify as performance-based compensation, if the option is granted by a compensation committee comprised solely of "outside directors" and either:

    - (1) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period,
      (2) the per-employee limitation is approved by the stockholders, and
      (3) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or

    - the option is granted or exercisable only upon the achievement, as certified in writing by the compensation committee, of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                                   PROPOSAL 3

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since Gilead's inception in 1987. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    During the fiscal year ended December 31, 2000, Gilead incurred fees for the services of Ernst & Young LLP and its affiliates of approximately $962,000. These expenditures consisted of $338,000 in fees for the annual audit and $624,000 for all other fees. The other fees consisted of audit and tax related services including: review of the Securities and Exchange Commission (the "SEC") registration statements; pension and statutory audits; internal audit services; tax compliance; and consultations on accounting and tax matters.

    Stockholder ratification of the selection of Ernst & Young LLP as Gilead's independent auditors is not required by the Company's by-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2001 by: (1) each current director; (2) each current executive officer; (3) all executive officers and directors of the Company as a group; and (4) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
                                                               NUMBER OF    PERCENT OF
BENEFICIAL OWNER                                                SHARES        TOTAL
----------------                                              -----------   ----------
Wellington Management Company, LLP(2) ......................  13,101,764       13.9%
  75 State Street
  Boston, MA 02109

Putnam Investments, LLC(3) .................................   4,779,752        5.1%
  One Post Office Square
  Boston, MA 02109

John C. Martin(4)...........................................     869,624          *

Norbert W. Bischofberger(5).................................     374,520          *

Mark L. Perry(6)............................................     263,816          *

Gordon E. Moore(7)..........................................     140,962          *

William A. Lee(8)...........................................     140,490          *

James M. Denny(9)...........................................     134,208          *

Etienne F. Davignon(10).....................................     128,660          *

George P. Shultz(11)........................................      99,000          *

Crispin G.S. Eley(12).......................................      92,264          *

Nicole M. Onetto(13)........................................      64,636          *

Sharon Surrey-Barbari(14)...................................      56,388          *

Michael K. Inouye(15).......................................      53,148          *

Paul Berg(16)...............................................      38,400          *

All executive officers and directors as a group (13            2,456,116        2.6%
  persons)(17)..............................................

------------------------

   * Less than one percent

 (1) This table is based upon information supplied by the Company's directors, officers, principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 94,353,314 shares of Common Stock outstanding on February 28, 2001. The Common Stock share amounts shown in this table have been restated for the February 2001 stock split effected in the form of a stock dividend.

 (2) Based on a Schedule 13G filed with the SEC on February 13, 2001, The Wellington Management Company, LLP ("WMC"), a registered investment advisor, has beneficial ownership of and shared dispositive power over 13,101,764 shares of Common Stock at December 31, 2000. Such shares are owned by numerous investment advisory clients of WMC, none of which is known to have beneficial ownership of more than five percent of Common Stock. As of December 31, 2000,

     WMC had shared voting power over 7,802,694 of the shares for which it is deemed to have beneficial ownership.

 (3) Based on a Schedule 13G filed with the SEC on February 20, 2001, Putnam Investments, LLC, Putnam Investment Management Co, LLC and The Putnam Advisory Group, a registered investment advisor (collectively, "Putnam"), has beneficial ownership of and shared dispositive power over 4,779,752 shares of Common Stock at February 13, 2001. As of February 13, 2001, Putnam had shared voting power over 185,000 of the shares for which it is deemed to have beneficial ownership.

 (4) Includes 770,160 shares subject to stock options exercisable within 60 days.

 (5) Includes 25,068 shares held in trust for which Dr. Bischofberger and his wife are trustees, 1,600 shares held in accounts for Dr. Bischofberger's minor children for which he is the custodian and 312,500 shares subject to stock options exercisable within 60 days.

 (6) Includes 2,100 shares held in account for Mr. Perry's minor child for whom Mr. Perry is the custodian and 204,500 shares subject to stock options exercisable within 60 days.

 (7) Includes 107,632 shares subject to stock options exercisable within 60 days.

 (8) Includes 138,750 shares subject to stock options exercisable within 60 days.

 (9) Consists of 102,500 shares subject to stock options exercisable within 60 days and 31,708 shares held in a grantor annuity trust of which Mr. Denny is a trustee. Mr. Denny disclaims any beneficial ownership of the shares held in the grantor annuity trust.

 (10) Includes 72,000 shares subject to stock options exercisable within 60 days.

 (11) Includes 79,000 shares subject to stock options exercisable within 60 days.

 (12) Includes 2,198 shares held jointly by Dr. Eley with his father of which Dr. Eley disclaims any beneficial ownership and 76,986 shares subject to stock options exercisable within 60 days.

 (13) Includes 60,084 shares subject to stock options exercisable within 60 days.

 (14) Includes 50,350 shares subject to stock options exercisable within 60 days.

 (15) Includes 51,000 shares subject to stock options exercisable within 60 days.

 (16) Consists of 38,400 shares subject to stock options exercisable within 60 days.

 (17) Includes 2,063,862 shares subject to stock options exercisable within 60 days. See notes (4) through (16) above.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during 2000, the Company's executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than ten percent beneficial owners, except that Mr. Davignon, a director, filed a Form 4 after its due date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee consists of Gordon E. Moore (Chairman), Paul Berg and James M. Denny. None of the members of the Compensation Committee is currently or has been, at any time since the Company's formation, one of the Company's officers or employees.

    During 2000, the Company paid an aggregate of $10,249,927 to PharmaResearch Corporation, a contract research organization. James M. Denny, Chairman of the Board of Directors, is a Senior Advisor to William Blair Capital Partners LLC, which manages William Blair Capital Fund V, which owns a controlling interest (45% of the voting stock) in PharmaResearch Corporation. Mr. Denny is not involved in the supervision of the operations of PharmaResearch Corporation. PharmaResearch Corporation provided services to the Company prior to William Blair Capital Fund V's investment.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each Non-Employee Director of the Company receives a fee of $1,000 for each meeting attended. For the year ended December 31, 2000, the total compensation paid to current non-employee directors was $28,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each Non-Employee Director of the Company also receives stock option grants under the 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for non-discretionary grants of nonstatutory stock options to Non-Employee Directors of the Company, on an automatic basis pursuant to a pre-approved schedule. Options granted under the Directors' Plan are at prices not less than fair value on the date of grant, become exercisable over a period of five years in equal quarterly installments at the rate of 5% per quarter and expire after ten years. Such vesting is conditioned upon continuous service as a Non-Employee Director of or consultant to the Company. The exercise price of options granted must be paid in cash or shares of Common Stock of Gilead at the time the option is exercised.

    Each Non-Employee Director was granted as of January 2, 1996, or on such later date as he or she is first elected to be a Non-Employee Director, an option to purchase 50,000 shares of Common Stock of Gilead (the "Initial Grant"). Thereafter, on each anniversary date of a Non-Employee Director's Initial Grant, the Non-Employee Director is automatically without further action by the Company, the Board of Directors or stockholders of the Company granted an option to purchase 10,000 shares of Common Stock of Gilead (the "Annual Grant"). A Non-Employee Director who is also the Chairperson of the Board is granted an option to purchase an additional 40,000 shares of Common Stock of Gilead at the time of his or her Initial Grant or later election as Chairperson, and an additional 8,000 shares of Common Stock of Gilead at the time of his or her Annual Grant. Each Non-Employee Director who serves on a standing committee of the Board is automatically granted an option to purchase an additional 2,000 shares of Common Stock of Gilead at the time of his or her Initial Grant, and an additional 2,000 shares of Common Stock of Gilead at the time of his or her Annual Grant, for each such committee. Each Non-Employee Director who serves on a standing committee and who is also the Chairperson of that committee is automatically granted an option to purchase an additional 4,000 shares of Common Stock of Gilead at the time of his or her Annual Grant. No other options may be granted under the Directors' Plan.

    During 2000, the Company granted options covering 88,000 shares to its current Non-Employee Directors, at exercise prices ranging from $27.06 to $27.09 per share. Each option granted had an exercise price equal to the fair value of the Common Stock of Gilead on the date of grant.

    As of February 28, 2001, options to purchase a total of 748,400 shares of Common Stock of Gilead were outstanding under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

    The following table shows, for the years ended December 31, 2000, 1999 and 1998, certain compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                                         COMPENSATION
                                                                         ------------
                                                  ANNUAL COMPENSATION       SHARES
                                    YEAR ENDED    --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION        DECEMBER 31,   SALARY(1)    BONUS      OPTIONS(2)    COMPENSATION(3)
---------------------------        ------------   ---------   --------   ------------   ---------------
John C. Martin...................      2000       $478,125    $ 56,250       70,000
  President and Chief Executive        1999       $387,681    $250,000      200,000
  Officer                              1998       $354,375    $150,000      130,000

Norbert W. Bischofberger(4)......      2000       $333,333    $ 31,250       50,000
  Executive Vice President,            1999       $247,075    $140,000      120,000
  Research and Development             1998       $222,752    $115,000      110,000

Mark L. Perry(5).................      2000       $318,506    $ 31,250       50,000
  Executive Vice President,            1999       $275,514    $140,000      120,000
  Operations                           1998       $253,125    $100,000      110,000

Crispin G.S. Eley(6).............      2000       $237,300    $ 64,200       50,000
  Senior Vice President,               1999       $224,008    $ 63,600       40,000         $150,000
  Pharmaceutical Operations            1998       $214,514    $ 50,000       15,144

Nicole M. Onetto(7)..............      2000       $283,478    $ 77,228       40,000
  Senior Vice President,               1999       $268,800    $ 75,000       80,000         $150,000
  Medical Affairs                      1998       $255,508    $ 40,000       22,716

------------------------

(1) Includes amounts earned but deferred at the election of the Named Executive Officers pursuant to Gilead's 401(k) employee savings and retirement plan.

(2) The Company has not granted any stock appreciation rights, has not made any long-term incentive plan awards and did not make any restricted stock grants to the Named Executive Officers during the periods covered. All share amounts have been restated to reflect the effect of the February 2001 stock split in the form of a stock dividend. NeXstar shares granted to Drs. Eley and Onetto during 1998 have been converted into the equivalent number of Gilead shares.

(3) The amounts shown as Other Annual Compensation reflect special retention bonuses established by NeXstar prior to the merger.

(4) Dr. Bischofberger was named Executive Vice President, Research and Development in November 2000. Prior to that, Dr. Bischofberger served as Senior Vice President, Research and Development.

(5) Mr. Perry was named Executive Vice President, Operations in November 2000. Prior to that, he served as Senior Vice President, Operations. Previously, he has also been the Chief Financial Officer and General Counsel. Mr. Perry continues to serve as Corporate Secretary.

(6) Dr. Eley was named Senior Vice President, Pharmaceutical Operations in November 2000. Prior to that, he held the position of Vice President, Pharmaceutical Operations for NeXstar. In 1998 Dr. Eley received compensation of $264,514 from NeXstar and stock option grants of NeXstar stock equivalent to 15,144 shares of Gilead Common Stock. In 1999, prior to the July 1999 merger of Gilead and NeXstar, Dr. Eley received compensation of $196,613 and an extraordinary retention bonus of $150,000 from NeXstar. After the July 1999 merger, Dr. Eley received compensation of $90,995 and a stock option grant for 40,000 shares of Gilead Common Stock as a Gilead employee. All of Dr. Eley's compensation and stock options in 2000 were received from Gilead.

(7) Dr. Onetto was named Senior Vice President, Medical Affairs in November 2000. Prior to that, she had been the Vice President for Medical Affairs for NeXstar. In 1998 Dr. Onetto received compensation of $295,508 from NeXstar and stock option grants of NeXstar stock equivalent to 22,716 shares of Gilead Common Stock. In 1999, prior to the July 1999 merger of Gilead and NexStar, Dr. Onetto received compensation of $232,840 and an extraordinary retention bonus of $150,000 from NeXstar. After the July 1999 merger, Dr. Onetto received compensation of $110,960 and a stock option grant for 80,000 shares of Gilead Common Stock as a Gilead employee. All of Dr. Onetto's compensation and stock options in 2000 were received from Gilead.

STOCK OPTION GRANTS AND EXERCISES

    As of February 28, 2001, options to purchase a total of 10,711,470 shares of Common Stock had been granted and remained outstanding under the 1991 Plan, and options to purchase 4,415,786 shares of Common Stock remained available for grant thereunder. In addition, as of such date, options to purchase a total of 75,506 shares of Common Stock were outstanding under Gilead's 1987 Incentive Stock Option Plan, options to purchase a total of 13,332 shares of Common Stock were outstanding under Gilead's 1987 Supplemental Stock Option Plan, options to purchase 47,896 shares of Common Stock were outstanding under the NeXstar 1988 Stock Option Plan and options to purchase 661,659 shares of Common Stock were outstanding under NeXstar's 1993 Incentive Stock Plan.

    The Company grants both incentive stock options and nonstatutory stock options to its executive officers under the 1991 Plan. The following tables show, for the year ended December 31, 2000 (the "Last Fiscal Year"), certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                               --------------------------------------------------------    AT ASSUMED ANNUAL RATES OF
                                 SHARES     % OF TOTAL OPTIONS                            STOCK PRICE APPRECIATION FOR
                               UNDERLYING       GRANTED TO       EXERCISE                        OPTION TERM(3)
                                OPTIONS        EMPLOYEES IN      PRICE PER   EXPIRATION   -----------------------------
NAME                           GRANTED(1)        2000(2)           SHARE        DATE           5%              10%
----                           ----------   ------------------   ---------   ----------   -------------   -------------
John C Martin................    70,000            2.4%           $29.63      04/04/10     $1,304,170      $3,305,023
Norbert W. Bischofberger.....    50,000            1.7%           $29.63      04/04/10     $  931,550      $2,360,731
Mark L. Perry................    50,000            1.7%           $29.63      04/04/10     $  931,550      $2,360,731
Crispin G.S. Eley............    30,000            1.0%           $28.31      01/26/10     $  534,167      $1,353,685
Crispin G.S. Eley............    20,000            0.7%           $47.03      11/07/10     $  591,349      $1,498,477
Nicole M. Onetto.............    30,000            1.0%           $28.31      01/26/10     $  534,167      $1,353,685
Nicole M. Onetto.............    10,000            0.3%           $47.03      11/07/10     $  295,675      $  749,239

------------------------

(1) The terms of such options, which include both incentive and nonstatutory stock options, are consistent with those of options granted to other employees under the 1991 Plan. The options vest at the rate of 20% after one year and 5% per quarter thereafter during the optionee's employment. Subject to certain exceptions, the maximum term of options granted under the 1991 Plan is ten years. All share amounts and per share references have been restated for the February 2001 stock split effected in the form of a stock dividend. No stock appreciation rights have been granted in fiscal year 2000.

(2) Based on options to purchase 2,943,550 shares of Common Stock granted to employees, including executive officers, for the year ended December 31, 2000.

(3) The potential realizable value is based on the term of the option at the date of the grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. Actual gains, if any, are dependent on the actual future performance of Gilead's Common Stock and the timing of exercise and sale transactions by the holder. These numbers are based on the SEC requirements and do not reflect the Company's projection or estimate of future stock price growth.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                            SHARES OF COMMON STOCK
                                                              UNDERLYING VESTED/      VALUE OF VESTED/UNVESTED
                                                              UNVESTED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                  SHARES                     DECEMBER 31, 2000(2)       DECEMBER 31, 2000(3)
                                ACQUIRED ON      VALUE      -----------------------   ------------------------
                                 EXERCISE     REALIZED(1)    VESTED      UNVESTED       VESTED       UNVESTED
                                -----------   -----------   ---------   -----------   -----------   ----------
John C. Martin................    135,990     $4,140,849     693,160      381,500     $20,779,343   $7,275,672
Norbert W. Bischofberger......     58,398     $2,342,572     279,500      240,500     $ 8,104,609   $4,556,766
Mark L. Perry.................    120,000     $4,129,128     173,500      236,500     $ 4,523,672   $4,367,891
Crispin G.S. Eley.............      6,878     $  169,187      65,488       91,088     $ 1,452,254   $  896,429
Nicole M. Onetto..............     14,698     $  356,995      44,580      123,338     $   859,807   $1,458,762

------------------------

(1) Represents the fair value of the aggregate amount of Common Stock on the date of exercise (based on the closing sales price reported on The Nasdaq Stock Market or the actual sales price if the shares were sold by the optionee) less the exercise price, and does not necessarily indicate that the shares were sold by the optionee.

(2) Includes both in-the-money and out-of-the-money options.

(3) Fair value of Gilead's Common Stock at December 31, 2000 ($41.47 based on the closing sales price reported on The Nasdaq Stock Market, restated for the February 2001 stock split in the form of a 100% stock dividend), less the exercise price.

COMPENSATION COMMITTEE REPORT(1)

    During the year ended December 31, 2000, the Compensation Committee of the Board of Directors (the "Compensation Committee") consisted of Gordon E. Moore (Chairman), Paul Berg and James M. Denny. None of the Compensation Committee members is an officer or an employee of the Company. The Compensation Committee is responsible for making recommendations and taking actions concerning salaries and incentive compensation of officers and employees of the Company, including the award of stock options under the Company's stock option plans. In particular, the Compensation Committee evaluates the performance of management and determines the compensation

------------------------

(1) This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

of the Chief Executive Officer and other executive officers on an annual basis. The Chief Executive Officer is not present during the discussion of his compensation.

    The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides executive officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's Common Stock through the grant of stock options, subject to vesting restrictions.

    Compensation for each of the Company's executive officers generally consists of three elements: cash salary, a cash bonus and stock option grants with exercise prices set at fair value at the time of grant. Base salaries and cash bonuses are determined annually, based on the achievement of corporate and individual goals set by the Board and the Company's Chief Executive Officer, as well as the financial condition and prospects for the Company. Long-term equity incentives are granted to executive officers from time to time on a discretionary basis. Total compensation paid by the Company to its executive officers is designed to be competitive with compensation packages paid to the management of comparable companies in the biopharmaceutical industry. As in previous years, in making its compensation decisions the Compensation Committee took into consideration executive compensation information from other biopharmaceutical companies, including industry surveys, publicly available information and reports from compensation consulting firms. The information reviewed by the Compensation Committee is not necessarily from the same group of companies that are included in the market indices in the graph included under "Performance Measurement Comparison" in this Proxy Statement.

    Many traditional measures of corporate performance, such as earnings per share or sales growth, are less important in reviewing performance of executives in the biopharmaceutical industry, as compared to more established industries. Because of the Company's current stage of development, the Compensation Committee emphasizes other indications of performance, such as the progress of the Company's research and development programs and corporate development activities. These qualitative factors necessarily involve a subjective assessment by the Compensation Committee of corporate performance. Moreover, the Compensation Committee does not base its considerations on any single performance factor, nor does it specifically assign relative weight to factors, but rather considers a mix of factors and evaluates Company and individual performance against that mix.

    The Compensation Committee met in January 2000, April 2000 and
November 2000 to determine cash bonuses, stock option grants and base salary levels for the Company's executive officers based on several factors such as the Company's achievements, promotions and changes in responsibilities and a review of compensation market data for each executive officer.

    In January 2000, the Compensation Committee met to establish the compensation of the Company's executive officers based primarily on the Company's achievements during the period from July 1, 1999 to December 31, 1999. During this period Gilead made progress in several areas and met most of its performance goals and milestones. In December 1999, the Company discontinued developing adefovir dipivoxil for treating HIV-infected patients, after a recommendation by an FDA Advisory Panel not to approve the 60 mg dose for the treatment of HIV. In contrast, there were a number of positive developments in the Company's corporate and R&D activities. By December 1999, the Company had substantially completed the merger transaction with NeXstar, which was approved by the stockholders in July 1999. This was a key strategic event and resulted in a combined Company with three commercial products and total annual product sales revenue of over $125 million, a strong pipeline and the international infrastructure to introduce future products. Gilead initiated two Phase III clinical trials related to tenofovir disoproxil fumarate ("tenofovir DF") for the treatment of HIV infection in November 1999. The Swiss Regulatory Authority (in September 1999) and the U.S. FDA

(in October 1999) approved Tamiflu for the treatment of uncomplicated influenza A and B in adults. In November 1999, a multinational Phase III study for tenofovir DF for treatment of HIV was initiated. By January 2000, Gilead had initiated two pivotal Phase III studies of adefovir dipivoxil for HBV. The Company's research and preclinical development efforts also continued to progress. The Compensation Committee believes that the continued commitment and leadership of the Company's executive officers were important factors in the Company's achievements during this period.

    During the January 2000 Compensation Committee meeting, the Committee determined the amount of total compensation based primarily on the Company's achievements described above. The Committee determined each officer's contributions to those achievements and the Committee's expectations regarding future performance. This January meeting reflects a change in the timing of the Company's annual performance reviews for all of its employees, and therefore covered only a six-month rather than a one-year period. The Compensation Committee authorized increased compensation, including base salaries and cash bonuses, for Dr. Bird (formerly an executive officer), Dr. Bischofberger and Mr. Perry. No stock options were granted to the executive officers at this meeting.

    During the April 2000 meeting, the Compensation Committee, considering the increased functional responsibilities assumed by Dr. Bischofberger and Mr. Perry, increased their overall compensation in the form of increased base salaries and stock option grants. In addition, during the April 2000 meeting, the Compensation Committee set Dr. Martin's annual salary at $500,000 (a 17.6% increase from his previous salary), his cash bonus at $56,250 and his stock option grant at 70,000 shares (after adjusting for the 100% stock dividend).

    In conjunction with the completed integration of the Company and NeXstar, the Board of Directors, at its November 2000 meeting, authorized the promotions of Dr. Bischofberger and Mr. Perry from Senior Vice President to Executive Vice President. Dr. Eley, Dr. Lee, Mr. Inouye and Dr. Onetto were each promoted to Senior Vice President, making them executive officers of the Company. At that time, the Compensation Committee granted the four new executive officers stock options, but deferred any increased cash compensation for the six promoted officers until the regularly scheduled Compensation Committee meeting in January 2001.

                                          Gordon E. Moore, Chairman
                                          Paul Berg
                                          James M. Denny

AUDIT COMMITTEE REPORT(1)

    During the year ended December 31, 2000, the Audit Committee of the Board of Directors (the "Audit Committee") consisted of James M. Denny (Chairman),
Gordon E. Moore and George P. Shultz. Mr. Donald Rumsfeld, then Chairman of the Board of Directors, during 2000, attended two of the three Audit Committee meetings in an ex-officio capacity. None of the Audit Committee members is an officer or an employee of the Company.

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors, the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee held three meetings during 2000.

    In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company's independent auditors.

                                          James M. Denny, Chairman
                                          Gordon E. Moore
                                          George P. Shultz

------------------------

(1) This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph compares total stockholder returns of Gilead since its initial public offering of Common Stock on January 22, 1992 to two indices: the Nasdaq CRSP Total Return Index for The Nasdaq Stock Market (U.S. companies), labeled Nasdaq-US, and the Nasdaq Pharmaceutical Index, labeled Nasdaq-Pharmaceutical. The total return for Gilead's stock and for each index assumes the reinvestment of dividends, although dividends have never been declared on Gilead's stock, and is based on the returns of the component companies weighted according to their capitalizations as of the end of each monthly period. The Nasdaq-US tracks the aggregate price performance of equity securities of U.S. companies traded on The Nasdaq Stock Market. The Nasdaq-Pharmaceutical tracks the aggregate price performance of equity securities of pharmaceutical companies traded on The Nasdaq Stock Market. Gilead's Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq-US and the Nasdaq-Pharmaceutical.

           COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT SINCE
            GILEAD'S INITIAL PUBLIC OFFERING ON JANUARY 22, 1992(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Comparison of Cumulative Total Returns on Investment Since Gilead's Initial Public Offering on January 22, 1992

          NASDAQ-US  NASDAQ-PHARMACEUTICAL  GILEAD
1/22/92         100                    100     100
6/30/92          93                     73      82
12/31/92        113                     83     128
6/30/93         117                     63     109
12/31/93        130                     74      80
6/30/94         118                     53      57
12/31/94        127                     56      63
6/30/95         158                     70     118
12/29/95        179                    102     213
6/28/96         203                    103     168
12/31/96        220                    103     167
6/30/97         246                    105     184
12/31/97        270                    106     255
6/30/98         324                    108     214
12/31/98        380                    135     274
6/30/99         467                    151     350
12/31/99        707                    254     361
6/30/00         690                    346     474
12/31/00        425                    316     553

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) Shows the cumulative total return on investment assuming an investment of $100 in each of Gilead, the Nasdaq-US and the Nasdaq-Pharmaceutical on January 22, 1992. The cumulative total return on Gilead's Common Stock has been computed based on an initial price of $7.50 per share, the price at which Gilead's shares were sold in its initial public offering on January 22, 1992, restated to reflect the February 2001 stock split effected in the form of a stock dividend.

CERTAIN OTHER TRANSACTIONS

    In November 1990, the Company entered into a relocation loan agreement with John C. Martin, Gilead's President and Chief Executive Officer. The principal amount of the loan was $100,000 with a term of ten years. The loan was non-interest bearing and 100% of the principal amount was forgiven on a pro rata basis over years six through ten of Dr. Martin's employment with the Company. The loan was secured by a deed of trust on Dr. Martin's residence. As of December 31, 2000, there was no balance outstanding on this loan.

    In June 1994, Vestar Pharmaceuticals (which was subsequently merged into NeXstar and then into Gilead Sciences) made a loan to Crispin G.S. Eley, currently the Company's Senior Vice President, Pharmaceutical Operations. The principal amount of the loan is $80,000 and it has an interest rate of 7.25% and is due in full on June 29, 2001. This loan had been extended previously on an annual basis. On June 29, 2000, the Company granted a final one year extension of the note term, making the note principal and accrued interest due and payable in full on June 29, 2001. As of December 31, 2000, the outstanding loan principal balance was $80,000 and outstanding accrued interest was $38,032 making the total indebtedness $118,032.

    In October 1994, the Company entered into a loan agreement with Mark L. Perry, currently Gilead's Executive Vice President, Operations. The principal amount of the loan is $100,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over years six through ten as long as Mr. Perry is still employed by the Company. In the event Mr. Perry ceases to be employed by the Company, the loan becomes interest-bearing and due within sixty days. The loan is secured by a deed of trust on Mr. Perry's residence. As of December 31, 2000, the outstanding balance was $90,000.

    In October 1995, the Company entered into a loan agreement with Michael K. Inouye, currently the Company's Senior Vice President, Sales and Marketing. The principal amount of the loan is $100,000 with a term of ten years. The loan is non-interest bearing and 50% of the principal amount will be forgiven on a pro rata basis over years six through ten as long as Mr. Inouye is still employed by the Company. In the event Mr. Inouye ceases to be employed by the Company, the loan becomes interest-bearing and due within sixty days. As of December 31, 2000, the outstanding balance was $100,000.

    On February 18, 2000, the Company entered into a consulting agreement (the "Consulting Agreement") with Dr. Bird, formerly the Company's Senior Vice President, Business Operations, for the period from April 12, 2000 through
June 30, 2000, extendable by mutual agreement. Under the terms of the Consulting Agreement, Dr. Bird was on retainer to perform consulting services as requested by the Company. As consideration for Dr. Bird's services, the Company paid him a fee of $1,500 per day plus reasonable out-of-pocket expenses. The consulting agreement with Dr. Bird was terminated in January 2001.

    The Company has entered into indemnity agreements with each of its officers (including the Named Executive Officers) and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party to by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's by-laws.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Mark L. Perry
                                          Mark L. Perry

                                          SECRETARY

April 11, 2001

    A COPY OF GILEAD'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2000, IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, GILEAD SCIENCES, INC.,
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA 94404.

                                                                       EXHIBIT A

                             GILEAD SCIENCES, INC.
                            AUDIT COMMITTEE CHARTER
                            (REVISED APRIL 5, 2000)

    The Audit Committee shall be composed of at least three members of the Board of Directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member. All members of the Audit Committee must have a minimum level of financial literacy, and at least one member must have more significant accounting or financial expertise.

    The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders and the investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, the Audit Committee shall emphasize the importance of free and open means of communication between the directors, the independent auditors ("the auditors"), the internal auditors, and the financial management of the Company.

    In carrying out its responsibilities, the Audit Committee shall adopt policies and procedures it believes necessary or appropriate to enable it to react to changing conditions, and to increase the confidence of the directors and stockholders that the corporate accounting and reporting practices of the Company comply with all requirements.

    As appropriate under the circumstances, the Audit Committee will, among its other responsibilities:

    - Have the responsibility to recommend to the Board of Directors the selection, evaluation and nomination of the outside auditors, or where appropriate, the replacement of the outside auditors. In discharging this responsibility, the Audit Committee should confirm and assure the independence of the auditors, including, by way of example: (i) reviewing management consulting services provided by the auditors and the fees relating thereto, (ii) obtaining a formal written statement from the auditors delineating relationships between the auditors and the Company, and (iii) actively engaging in dialogue with the auditors regarding matters that might reasonably be expected to affect their independence.

    - Ensure that the Company complies with the requirements of the SEC Audit Committee disclosure rules, and any amendments thereto, relating to the participation of the auditors in the review of interim financial information, required communication between the auditors and the Audit Committee, and required disclosure in the Company's proxy statement.

    - Ensure that management reviews with the chairman, or the full Audit Committee when either the chairman of the Audit Committee or management deems it appropriate, proposed earnings releases, the annual report, Form 10-K, proxy statement and other SEC filings containing new or amended disclosures which are or could be material.

    - Meet with the auditors and appropriate financial management of the Company to review the scope and cost of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the auditors.

    - Review with the auditors, and the Company's appropriate financial and accounting personnel, the adequacy and effectiveness of, and compliance with the accounting, financial and business conduct controls of the Company.

    - Meet with the auditors in executive session as frequently as appropriate, but at least annually.

    - Submit the minutes of meetings of the Audit Committee to, or discuss the matters discussed at committee meetings with, the Board of Directors.

    - Investigate matters brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

    - Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

    - The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and to Section 141 of the Delaware General Corporation Law.

                                                                       EXHIBIT B

                             GILEAD SCIENCES, INC.
                             1991 STOCK OPTION PLAN

                           ADOPTED NOVEMBER 15, 1991
                             AMENDED APRIL 8, 1992
                             AMENDED APRIL 21, 1993
                            AMENDED OCTOBER 17, 1995
                     AMENDED AND RESTATED JANUARY 22, 1998
                             AMENDED MARCH 30, 1999
                       AMENDED AND RESTATED APRIL 5, 2000
                            AMENDED JANUARY 18, 2001

                        TERMINATION DATE: APRIL 30, 2010

1.  PURPOSES.

    (a) The Plan initially was adopted on November 15, 1991 and amended through October 17, 1995 (the "Initial Plan"). The Initial Plan was amended and restated in its entirety effective as of January 22, 1998 and amended through March 30, 1999. The Plan was amended and restated in its entirety, effective as of April 5, 2000. Subject to the approval of stockholders of the Company, the Plan hereby is amended as of January 18, 2001. The terms of the Plan (excluding the previously amended provision relating to the exercise price of Nonstatutory Stock Options) shall apply to all options granted pursuant to the Initial Plan.

    (b) The purpose of the Plan is to provide a means by which selected Employees and Directors of, and Consultants to, the Company and its Affiliates may be given an opportunity to purchase stock of the Company.

    (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

    (d) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  DEFINITIONS.

    (a) "AFFILIATE" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

    (b) "BOARD" means the Board of Directors of the Company.

    (c) "CODE" means the Internal Revenue Code of 1986, as amended.

    (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (e) "COMPANY" means Gilead Sciences, Inc., a Delaware corporation.

    (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not otherwise compensated by the Company for their services as Directors. The term "Consultant" shall include a member of the Board of Directors of an Affiliate.

    (g) "CONTINUOUS SERVICE" (formerly designated as "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT") means that the Optionee's service with the Company or its Affiliates is not interrupted or terminated. The Optionee's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders service to the Company or its Affiliates or a change in the entity for which the Optionee renders such service, provided that there is no interruption or termination of the Optionee's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant or Director of the Company or a member of the Board of Directors of an Affiliate will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave.

    (h) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

    (i) "DIRECTOR" means a member of the Board.

    (j) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

    (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

    (l) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

        (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

        (ii) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and high asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

       (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

    (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

    (o) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act), does not possess an interest in any other transaction as to which disclosure would be required under
Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or
(ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

    (p) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (q) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (r) "OPTION" means a stock option granted pursuant to the Plan.

    (s) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

    (t) "OPTIONED STOCK" means the common stock of the Company subject to an Option.

    (u) "OPTIONEE" means a person who holds an outstanding Option.

    (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

    (w) "PLAN" means this 1991 Stock Option Plan.

    (x) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.  ADMINISTRATION.

    (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

    (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how the Option shall be granted; whether the Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

        (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

       (iii) To amend the Plan as provided in Section 11.

        (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

    (c) The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Within the scope of this authority, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or
(2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or
(ii) not persons with respect to whom the Company wishes to comply with
Section 162(m) of the Code.

4.  SHARES SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate twenty three million five hundred thousand (23,500,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to again become available for issuance under the Plan.

    (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

    (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

    (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

    (c) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than One Million (1,000,000) shares of the Company's common stock in any calendar year.

6.  OPTION PROVISIONS.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

    (a) Term.  No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

    (b) Price.

        (i) EXERCISE PRICE. The exercise price of each Incentive Stock Option and each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the fair market value of the stock subject to the Option on the date the Option is granted.

        (ii) NO AUTHORITY TO REPRICE. Without the consent of the stockholders of the Company, the Board shall have no authority to effect (a) the repricing of any outstanding Options under the Plan and/or (b) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock.

    (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company,
(B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

    In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

    (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. A Nonstatutory Stock Option but not an Incentive Stock Option, may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

    (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to he Option. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

    (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and
(2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may require the Optionee to provide such other representations, written assurances, or information which the Company shall determine is necessary, desirable or appropriate to comply with applicable securities and other laws as a condition of granting an Option to such Optionee or permitting the Optionee to exercise such Option. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

    (g) Termination of Employment or Consulting Relationship. In the event an Optionee's Continuous Service terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Board shall determine such period of time (in no event to exceed ninety (90) days from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

    (h) Disability of Optionee. In the event an Optionee's Continuous Service terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

    (i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

    (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

    (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment;
(2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.  COVENANTS OF THE COMPANY.

    (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

    (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.  USE OF PROCEEDS FROM STOCK.

    Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.  MISCELLANEOUS.

    (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

    (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

    (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Consultant of any Employee, Consultant or Optionee with or without cause.

    (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10. ADJUSTMENTS UPON CHANGES IN STOCK.

    (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year period pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

    (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, (ii) the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event, or (iii) such Options shall continue in full force and effect.

    (c) Notwithstanding any other provisions of this Plan to the contrary, if an event occurs as specified in subsection 10(b) (a "Change in Control") and if within one (1) month before or thirteen (13) months after the date of such Change in Control the Continuous Service of an Optionee terminates due to an involuntary termination (not including death or Disability) without Cause (as such term is defined below) or a voluntary termination by the Optionee due to a Constructive Termination (as such term is defined below), then the vesting and exercisability of all Options held by such Optionee shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to an option shall lapse, as follows. With respect to those Options held by an Optionee at the time of such termination, one hundred percent (100%) of the unvested shares covered by such Options shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to one hundred percent (100%) of the shares still subject to such rights, as appropriate) as of the date of such termination. Notwithstanding the foregoing, however, if such potential acceleration of the vesting and exercisability of Options (or lapse of reacquisition or repurchase rights held by the Company with respect to Options) would cause a contemplated Change in Control transaction that would otherwise be eligible to be accounted for as a "pooling-of-interests" transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company's independent public accountants (the "Accountants") prior to the Change of Control, such acceleration shall not occur.

    For the purposes of this subsection 10(c) only, "Cause" means
(i) conviction of, a guilty plea with respect to, or a plea of NOLO CONTENDERE to a charge that an Optionee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or an Affiliate; (ii) material breach of any agreement entered into between the Optionee and the Company or an Affiliate that impairs the Company's or the Affiliate's interest therein; (iii) willful misconduct, significant failure of the Optionee to perform the Optionee's duties, or gross neglect by the Optionee of the Optionee's duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company or any Affiliate.

    For purposes of this subsection 10(c) only, "Constructive Termination" means the occurrence of any of the following events or conditions: (i) (A) a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Optionee's status, title, position or responsibilities as in effect at any time within ninety
(90) days preceding the date of a Change in Control or at any time thereafter;
(B) the assignment to the Optionee of any duties or responsibilities which are inconsistent with the Optionee's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a

Change in Control or at any time thereafter; or (C) any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such offices or positions, except in connection with the termination of the Optionee's Continuous Service for Cause, as a result of the Optionee's Disability or death or by the Optionee other than as a result of Constructive Termination; (ii) a reduction in the Optionee's annual base compensation or any failure to pay the Optionee any compensation or benefits to which the Optionee is entitled within five (5) days of the date due; (iii) the Company's requiring the Optionee to relocate to any place outside a fifty (50) mile radius of the Optionee's current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Optionee was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Optionee, or (B) provide the Optionee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Optionee was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and the Optionee, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Optionee of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Optionee, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

    (d) In the event that the acceleration of the vesting and exercisability of the Options or lapse of reacquisition or repurchase rights held by the Company with respect to Options provided for in subsection 10(c) and benefits otherwise payable to an Optionee (i) constitute "parachute payments" within the meaning of
Section 280G (as it may be amended or replaced) of the Code, and (ii) but for this subsection 10(d) would be subject to the excise tax imposed by
Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then such Optionee's benefits hereunder shall be delivered to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax; PROVIDED, HOWEVER, that the benefits hereunder shall be reduced only to the extent necessary after all cash amounts otherwise payable to such Optionee and which constitute "parachute payments" have been returned. Unless the Company and such Optionee otherwise agree in writing, any determination required under this subsection 10(d) shall be made in writing in good faith by the Accountants. For purposes of making the calculations required by this subsection 10(d), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and such Optionees shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection 10(d). The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection 10(d).

11. AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

        (i) Increase the number of shares reserved for options under the Plan;

        (ii) Effect (a) the repricing of any outstanding Options under the Plan and/or (b) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock;

       (iii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

        (iv) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
    Section 422 of the Code or to comply with the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

    (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

    (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

    (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 30, 2010, which is a date within ten (10) years following stockholder approval of the amended and restated Plan adopted by the Board on April 5, 2000. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the stockholders of the Company have approved the Plan.

                              GILEAD SCIENCES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 2001

     The undersigned hereby appoints John C. Martin and Mark L. Perry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gilead Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gilead Sciences, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Thursday, May 24, 2001 at 10:00 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


                  CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE


                            ^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in this example   /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect directors to serve for the next year and until their successors are elected.

/ / FOR all nominees listed        / / WITHHOLD AUTHORITY to
    below (except as marked            vote for all nominees
    to the contrary below).            listed below.

NOMINEES:  Paul Berg, Etienne F. Davignon, James M. Denny, John C. Martin,
           Gordon E. Moore, George P. Shultz


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2: To approve the Company's 1991 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 21,500,000 to 23,500,000 shares.

               / / FOR        / / AGAINST      / / ABSTAIN


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

               / / FOR        / / AGAINST      / / ABSTAIN


TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

------------------------------



PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

     Signature(s)                             Dated              , 2001
                  --------------------------        -------------

                            ^ FOLD AND DETACH HERE ^